July 29, 2003	CONTACTS: Phone: Toll Free:	Investor Relations – Brenda J. Peters 713/759-3954 800/659-0059

	Phone: 24-Hour:	Media Relations – Kathleen A. Sauvé 713/759-3635 704/382-8333

TEPPCO PARTNERS, L.P. REPORTS SECOND QUARTER AND
FIRST HALF 2003 RESULTS AND RAISES 2003 EARNINGS EXPECTATIONS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for second quarter 2003 of $34 million, or $0.43 per unit, compared with second quarter 2002 net income of $24.4 million, or $0.39 per unit. Net income for six months ended June 30, 2003, was $67.9 million, or $0.86 per unit, compared with $51.2 million, or $0.84 per unit for six months ended June 30, 2002.

Net income per Limited Partner and Class B units for the 2003 periods reflects 11.4 million units issued subsequent to second quarter 2002, net of 3.9 million Class B Units repurchased in April 2003. The weighted-average number of Limited Partner and Class B units outstanding for second quarter and six months ended June 30, 2003, was 57.7 million for both periods, compared with 46.3 million and 45.5 million, respectively, for the corresponding 2002 periods.

EBITDA (earnings before interest, taxes, depreciation and amortization) was $85 million for second quarter 2003, compared with $61.4 million in second quarter 2002. EBITDA was $172 million for six months ended June 30, 2003, compared with $120.2 million in the prior year period. The 2003 results include the addition of the Val Verde Gas Gathering System, which was acquired on June 30, 2002.

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“TEPPCO enjoyed strong operating results across each of its business segments during the second quarter, resulting in a nearly 40 percent increase in both net income and EBITDA compared with the prior year quarter,” said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. “Our midstream segment contributed substantially to our growth, both from the acquisition of the Val Verde Gas Gathering System and from the Phase II expansion of the Jonah Gas Gathering System in late 2002. Combined, these systems gathered approximately 1.2 billion cubic feet of natural gas per day during the quarter.

“TEPPCO’s upstream segment had a very successful quarter, benefiting from excellent Seaway Crude Pipeline performance and increased volumes in its gathering and transportation business. Our downstream business also had another strong quarter, as the additional capacity provided by our investment in Centennial Pipeline allowed for higher long-haul movements of refined products and propane. In light of our strong first-half performance and our outlook for the second-half of the year, we are increasing our 2003 earnings expectations, with EBITDA forecast to be in the range of $325 million to $340 million and net income per unit forecast to be in the range of $1.50 to $1.70,” added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream Segment

The upstream segment includes crude oil transportation, storage, gathering and marketing activities, and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $11.6 million for second quarter 2003, compared with $7.1 million for second quarter 2002. The increase resulted from a $3.9 million gain on the sale of assets, increased transportation volumes and marketing margins, partially offset by increased property taxes and depreciation expense. Gain on

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the sale of assets resulted from the sale of our undivided joint ownership interest in the Rancho Pipeline. The Rancho Pipeline provided crude oil service from West Texas to Houston. In connection with the transaction, TEPPCO purchased a 58-mile portion of the Rancho Pipeline extending from Sealy, Texas, to Houston. For the six months ended June 30, 2003, operating income was $15.2 million, compared with $13.4 million for the corresponding 2002 period. The increase was due to the factors noted during the 2003 second quarter, partially offset by environmental expenses and customer crude oil imbalances recorded in first quarter 2003.

Equity earnings from the investment in Seaway Crude Pipeline were $8.2 million for second quarter 2003, compared with $4.6 million for second quarter 2002. For the six months ended June 30, 2003, equity earnings from Seaway were $13.1 million, compared with $9 million for the corresponding 2002 period. The increase in equity earnings during the 2003 periods was due to increased long-haul transportation volumes and related revenues and lower operating expenses. Long haul volume on Seaway averaged 204,000 barrels per day in second quarter 2003, compared with 155,000 barrels per day for the 2002 quarter, and 177,000 barrels per day for the six months ended June 30, 2003, compared with 161,000 barrels per day for the corresponding 2002 period.

Midstream Segment

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

Operating income for the midstream segment was $19.6 million for second quarter 2003, compared with $11.7 million for second quarter 2002. For the six months ended June 30, 2003, operating income was $38 million, compared with $19.4 million for the 2002 period. The Val Verde Gas Gathering System, acquired June 30, 2002, contributed $5.8 million and $13.1 million to operating income for second quarter 2003

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and six months ended June 30, 2003, respectively. Expansion of the Jonah system and the related increase in throughput contributed $4.7 million and $8.1 million to operating income for second quarter 2003 and six months ended June 30, 2003, respectively. These increases were partially offset by acquisition and expansion related general and administrative expenses during the 2003 periods.

Downstream Segment

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream operating income was $16.8 million for second quarter 2003, compared with $18.6 million for second quarter 2002. The decrease was due to increased pipeline maintenance expenses, partially offset by increased refined products revenue attributable to the connection with Centennial Pipeline and increased LPG revenue attributable to continued strong propane demand. For the six months ended June 30, 2003, operating income was $46.1 million, compared with $42.2 million for the 2002 period. The increase was due to higher propane demand resulting from colder winter weather in first quarter 2003 and the favorable impact of Centennial, partially offset by increased operating expenses during second quarter 2003.

Equity earnings from unconsolidated investments were $0.1 million in second quarter 2003, compared with an equity loss of $2.2 million for second quarter 2002. For the six months ended June 30, 2003, the equity loss from unconsolidated investments was $1.1 million, compared with an equity loss from unconsolidated investments of $3 million for the corresponding 2002 period. The 2003 periods reflect the improved operational performance of Centennial Pipeline and the formation of Mont Belvieu Storage Partners, L.P., a venture with Louis Dreyfus Energy Services L.P., which was established effective Jan. 1, 2003.

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FINANCING ACTIVITIES AND OTHER INCOME

TEPPCO completed an offering in April 2003 of 3.9 million limited partner units. The net proceeds totaled approximately $114.5 million, of which $113.8 million was used to repurchase and retire all outstanding Class B units.

Second quarter 2003 interest expense was $23.5 million, offset by capitalized interest of $0.9 million. Second quarter 2002 interest expense was $16.8 million, offset by capitalized interest of $1 million. For the six months ended June 30, 2003, interest expense was $45.4 million, offset by capitalized interest of $1.5 million. Interest expense was $33.6 million for the six months ended June 30, 2002, offset by capitalized interest of $3.1 million. The increase in interest expense in 2003 was due to higher debt balances related to the Val Verde Gas Gathering System acquisition in June 2002, $1.3 million of debt issuance costs written off in second quarter 2003 related to the refinancing of our revolving credit facility and a higher percentage of fixed-rate debt in 2003, which carried a higher interest rate than variable rate debt.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense – net, depreciation and amortization, and a pro rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.

We believe EBITDA provides useful information to our investors regarding the performance of our assets without regard to financing methods, capital structures or

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historical costs basis. EBITDA should not be considered an alternative to net income as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do. A reconciliation of EBITDA to net income is provided in the Financial Highlights table accompanying this earnings release.

Information in the accompanying Operating Data table includes margin of the upstream segment, which may be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Wednesday, July 30, 2003. Interested parties may listen via the Internet at www.teppco.com or by dialing 800/289-0730. The confirmation code is 328694. Please call in five to 10 minutes prior to the scheduled start time. An audio replay of the conference call will also be available for seven days by dialing 888/203-1112 with a confirmation code of 328694. A replay and transcript will also be available by accessing the financial center of the company’s Web site.

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TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns a 50-percent interest in Seaway Crude Pipeline Company, a 50-percent interest in Centennial Pipeline LLC, and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s Web site at www.teppco.com.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS

(Unaudited — In Millions, Except Per Unit Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002 (1)	2003	2002 (1)

Operating Revenues:
Sales of petroleum products	$927.2	$800.1	$1,903.2	$1,345.3
Transportation — Refined Products	37.8	31.8	64.7	56.9
Transportation — LPGs	13.4	10.8	44.2	34.2
Transportation — Crude oil	7.1	7.1	14.0	13.2
Transportation — NGLs	9.4	10.6	19.3	16.9
Gathering — Natural Gas	32.3	11.4	66.6	20.9
Mont Belvieu operations	—	2.9	—	7.4
Other(2)	13.6	13.6	28.0	24.6

Total Operating Revenues	1,040.8	888.3	2,140.0	1,519.4

Costs and Expenses:
Purchases of petroleum products(2)	912.4	787.6	1,875.2	1,320.6
Operating expenses — general and administrative	50.9	38.5	98.5	74.4
Operating fuel and power	9.9	7.2	20.1	15.8
Depreciation and amortization	23.5	17.6	50.8	33.6
Gain on sale of assets	(3.9)	—	(3.9)	—

Total Costs and Expenses	992.8	850.9	2,040.7	1,444.4

Operating Income	48.0	37.4	99.3	75.0

Interest expense — net	(22.6)	(15.8)	(43.9)	(30.5)
Equity earnings(3)	8.3	2.4	12.0	6.0
Other income — net	0.3	0.4	0.5	0.7

Net Income	$34.0	$24.4	$67.9	$51.2

Net Income Allocation:
Limited Partner Unitholders	$24.7	$16.5	$47.7	$35.1
General Partner	9.2	6.5	18.4	12.9
Class B Unitholder(4)	0.1	1.4	1.8	3.2

Total Net Income Allocated	$34.0	$24.4	$67.9	$51.2

Basic and Diluted Net Income Per Limited Partner and Class B Unit	$0.43	$0.39	$0.86	$0.84

Weighted Average Number of Limited Partner and Class B Units	57.7	46.3	57.7	45.5

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	Reflects the intersegment elimination, in consolidation, of $0.4 million and $1.4 million, respectively, for the three- and six-month periods ended June 30, 2003. Reflects the intersegment elimination, in consolidation, of $0.5 million and $1.2 million, respectively, for the three- and six-month periods ended June 30, 2002.

(3)	EBITDA

Net Income	$34.0	$24.4	$67.9	$51.2
Interest expense — net	22.6	15.8	43.9	30.5
Depreciation and amortization (D&A)	23.5	17.6	50.8	33.6
TEPPCO’S pro-rata percentage of joint venture interest expense and D&A	4.9	3.6	9.4	4.9

TOTAL EBITDA	$85.0	$61.4	$172.0	$120.2

(4)	Class B Units were repurchased and retired on April 8, 2003.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA

(Unaudited — In Millions)

				Intersegment
Three Months Ended June 30, 2003	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$60.0	$44.5	$936.7	$(0.4)	$1,040.8
Purchases of petroleum products	—	—	912.8	(0.4)	912.4
Operating expenses	36.2	10.9	13.7	—	60.8
Depreciation and amortization	7.0	14.0	2.5	—	23.5
Gain on sale of assets	—	—	(3.9)	—	(3.9)

Operating Income	16.8	19.6	11.6	—	48.0
Equity earnings	0.1	—	8.2	—	8.3
Other — net	0.1	—	0.2	—	0.3

Income before interest	17.0	19.6	20.0	—	56.6
Depreciation and amortization	7.0	14.0	2.5	—	23.5
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	3.2	—	1.7	—	4.9

Total EBITDA	$27.2	$33.6	$24.2	$—	$85.0

Depreciation and amortization					(23.5)
Interest expense — net					(22.6)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(4.9)

Net Income					$34.0

				Intersegment
Three Months Ended June 30, 2002 (1)	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$54.6	$24.4	$809.8	$(0.5)	$888.3
Purchases of petroleum products	—	—	788.1	(0.5)	787.6
Operating expenses	28.6	4.5	12.6	—	45.7
Depreciation and amortization	7.4	8.2	2.0	—	17.6

Operating Income	18.6	11.7	7.1	—	37.4
Equity earnings	(2.2)	—	4.6	—	2.4
Other — net	0.1	0.1	0.2	—	0.4

Income before interest	$16.5	$11.8	$11.9	$—	$40.2

Depreciation and amortization	7.4	8.2	2.0	—	17.6
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	2.0	—	1.6	—	3.6

Total EBITDA	$25.9	$20.0	$15.5	$—	$61.4

Depreciation and amortization					(17.6)
Interest expense — net					(15.8)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(3.6)

Net Income					$24.4

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA — (Continued)

(Unaudited — In Millions)

				Intersegment
Six Months Ended June 30, 2003	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$127.9	$91.4	$1,922.1	$(1.4)	$2,140.0
Purchases of petroleum products	—	—	1,876.6	(1.4)	1,875.2
Operating expenses	67.7	22.3	28.6	—	118.6
Depreciation and amortization	14.1	31.1	5.6	—	50.8
Gain on sale of assets	—	—	(3.9)	—	(3.9)

Operating Income	46.1	38.0	15.2	—	99.3
Equity earnings	(1.1)	—	13.1	—	12.0
Other — net	0.1	—	0.4	—	0.5

Income before interest	$45.1	$38.0	$28.7	$—	$111.8

Depreciation and amortization	14.1	31.1	5.6	—	50.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	6.1	—	3.3	—	9.4

Total EBITDA	$65.3	$69.1	$37.6	$—	$172.0

Depreciation and amortization					(50.8)
Interest expense — net					(43.9)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(9.4)

Net Income					$67.9

				Intersegment
Six Months Ended June 30, 2002 (1)	Downstream	Midstream	Upstream	Eliminations	Consolidated

Operating revenues	$114.2	$42.7	$1,363.7	$(1.2)	$1,519.4
Purchases of petroleum products	—	—	1,321.8	(1.2)	1,320.6
Operating expenses	57.8	8.0	24.4	—	90.2
Depreciation and amortization	14.2	15.3	4.1	—	33.6

Operating Income	42.2	19.4	13.4	—	75.0
Equity earnings	(3.0)	—	9.0	—	6.0
Other — net	0.2	0.1	0.4		0.7

Net Income	$39.4	$19.5	$22.8	$—	$81.7

Depreciation and amortization	14.2	15.3	4.1	—	33.6
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	1.8	—	3.1	—	4.9

Total EBITDA	$55.4	$34.8	$30.0	$—	$120.2

Depreciation and amortization					(33.6)
Interest expense — net					(30.5)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(4.9)

Net Income					$51.2

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

TEPPCO Partners, L.P.
Full-Year 2003 Earnings Estimates

(Unaudited — In Millions)

Net Income	$125 million - $140 million
Interest Expense — net	$86 million
Depreciation and amortization (D&A)	$96 million
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	$18 million
Total EBITDA	$325 million - $340 million

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Six Months Ended
	June 30,

	2003	2002

Cash Flows from Operating Activities
Net income	$67.9	$51.2
Gain on sale of assets	(3.9)	—
Depreciation, working capital and other	68.5	46.3

Net Cash Provided by Operating Activities	132.5	97.5

Cash Flows from Investing Activities:
Proceeds from sale of assets	8.5	3.4
Purchase of Jonah Gas Gathering Company	—	(7.3)
Purchase of Chaparral and Quanah Pipelines	—	(132.1)
Purchase of Val Verde Gas Gathering System	—	(444.2)
Acquisition of additional interest in Centennial Pipeline LLC	(20.0)	—
Acquisition of crude oil assets	(5.5)	—
Investments in Centennial Pipeline LLC	(1.0)	(7.7)
Capital expenditures(1)	(45.9)	(63.6)

Net Cash Used in Investing Activities	(63.9)	(651.5)

Cash Flows from Financing Activities:
Issuance of Senior Notes	198.6	497.8
Proceeds from term loan and revolving credit facility	335.0	642.0
Debt issuance costs	(3.1)	(7.0)
Payments on revolving credit facility	(504.0)	(570.7)
Proceeds from issuance of LP units, net	114.5	59.2
Repurchase and retirement of Class B Units	(113.8)	—
General Partner contributions	—	1.2
Distributions paid	(96.0)	(68.6)

Net Cash Provided by (Used in) Financing Activities	(68.8)	553.9

Net Decrease in Cash and Cash Equivalents	(0.2)	(0.1)
Cash and Cash Equivalents — beginning of period	31.0	25.5

Cash and Cash Equivalents — end of period	$30.8	$25.4

Supplemental Information:
Non-cash investing activities:
Net assets transferred to Mont Belvieu Storage Partnership	$69.5	—
Interest paid (net of capitalized interest)	$39.6	$19.5

(1)	Includes capital expenditures for maintaining existing operations of $12.3 Million in 2003, and $12.5 Million in 2002.

TEPPCO Partners, L. P.

Condensed Balance Sheets (Unaudited)
(In Millions)

	June 30,	December 31,

	2003	2002 (1)

Assets
Current assets
Cash and cash equivalents	$30.8	$31.0
Other	396.4	329.3

Total current assets	427.2	360.3
Property, plant and equipment — net	1,526.2	1,587.8
Intangible Assets (2)	445.6	465.4
Equity investments	375.9	284.7
Other assets	76.7	72.2

Total assets	$2,851.6	$2,770.4

Liabilities and Partners’ Capital
Total current liabilities	$452.5	$366.5

Senior Notes (3)	1,144.1	945.7
Other long-term debt	263.0	432.0
Other non-current liabilities	15.5	31.0
Class B Units (4)	—	103.4
Partners’ capital
Accumulated other comprehensive income	(11.3)	(20.1)
General partner’s interest	5.8	12.8
Limited partners’ interests	982.0	899.1

Total partners’ capital	976.5	891.8

Total liabilities and partners’ capital	$2,851.6	$2,770.4

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	Includes the value of long-term service agreements between TEPPCO and its customers.

(3)	Includes $57.5 million and $57.9 million at June 30, 2003, and Dec. 31, 2002, respectively related to fair value hedges.

(4)	Class B Units were repurchased and retired on April 8, 2003.

TEPPCO Partners, L. P.
OPERATING DATA

(Unaudited — In Millions, Except as Noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Downstream Segment:
Barrels Delivered
Refined Products	42.3	35.3	72.5	61.1
LPGs	6.8	7.1	20.5	19.1

TOTAL	49.1	42.4	93.0	80.2

Average Tariff Per Barrel
Refined Products	$0.89	$0.90	$0.89	$0.93
LPGs	1.96	1.53	2.15	1.79
Average System Tariff Per Barrel	$1.04	$1.01	$1.17	$1.14
Upstream Segment (1):
Margins:
Crude oil transportation	$11.1	$9.6	$21.8	$18.7
Crude oil marketing	6.6	5.7	11.5	10.7
Crude oil terminaling	2.5	2.6	4.6	5.0
LSI	1.3	1.2	2.7	2.3

Total Margin	$21.5	$19.1	$40.6	$36.7

Reconciliation of Margin to Operating Revenue and Operating Expenses:
Sales of petroleum products	$927.2	$800.1	$1,903.2	$1,345.3
Transportation — Crude oil	7.1	7.1	14.0	13.2
Purchases of petroleum products	(912.8)	(788.1)	(1,876.6)	(1,321.8)

Total Margin	$21.5	$19.1	$40.6	$36.7

Total barrels
Crude oil transportation	25.9	21.7	48.6	42.8
Crude oil marketing	36.9	42.9	74.6	73.3
Crude oil terminaling	28.2	33.1	55.6	62.3
Lubrication oil volume (total gallons):	2.3	2.7	5.2	4.9
Margin per barrel:
Crude oil transportation	$0.429	$0.444	$0.449	$0.437
Crude oil marketing	0.180	0.132	0.154	0.146
Crude oil terminaling	0.086	0.080	0.082	0.082
Lubrication oil margin (per gallon):	$0.580	$0.456	$0.522	$0.483
Midstream Segment (1):
Gathering — Natural Gas (2)
Bcf	110.4	59.8	226.4	110.0
Btu (in trillions)	112.0	66.5	229.2	122.2
Average fee per MMBtu	$0.288	$0.173	$0.290	$0.172
Transportation — NGLs (3)
Total barrels	14.0	15.6	28.2	23.5
Margin per barrel	$0.677	$0.678	$0.685	$0.718
Fractionation — NGLs
Total barrels	1.0	1.0	2.1	2.0
Margin per barrel	$1.846	$1.840	$1.788	$1.827
Sales — Condensate
Total barrels (thousands)	15.2	18.3	46.0	50.6
Margin per barrel	$27.43	$28.37	$31.05	$23.99

(1)	Certain 2002 amounts have been reclassified to conform to current 2003 presentation.

(2)	Includes operating data for Val Verde Gas Gathering System acquired effective June 30, 2002.

(3)	Includes operating data for Chaparral NGL System acquired March 1, 2002.